UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
May 24, 2023
Date of Report (date of earliest event reported)
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38858	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Broadway St., Suite 320	78215
San Antonio	Texas
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 24, 2023, XPEL, Inc. (the “Company”) convened its 2023 annual meeting of stockholders (the “Annual Meeting”). The results of the matters voted on at the Annual Meeting, based on the presence, in person or by proxy, of holders of record of 20,432,314 of the 27,618,084 shares of the Company’s common stock entitled to vote as of April 4, 2023, the record date, were as follows:

1. To elect as directors to the Company’s Board of Directors the five nominees named below for a term of one year:

	For	Withhold	Broker Non-Vote
Ryan L. Pape	16,677,889	505,522	3,248,903
Mark E. Adams	16,986,759	196,652	3,248,903
Stacy L. Bogart	15,391,424	1,791,987	3,248,903
Richard K. Crumly	14,030,524	3,152,887	3,248,903
Michael A. Klonne	15,359,540	1,823,871	3,248,903

2. To ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023:

For	Against	Abstain
20,416,165	13,433	2,716

3. To approve an amendment to the XPEL Inc. 2020 Equity Incentive Plan to increase the number of shares reserved under the Plan from 275,000 shares to 550,000 shares.

For	Against	Abstain	Broker Non-Vote
16,697,153	482,898	3,360	3,248,903

4. To approve, on an advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
16,683,855	495,962	3,594	3,248,903

  Item 9.01. Financial Statements and Exhibits

    (d) Exhibits

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: May 26, 2023	By: /s/ Babatunde Awodiran
Babatunde Awodiran
Senior Vice President, General Counsel & Secretary